Exhibit (e)(a)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (" Amendment"') to the ETF Distribution Agreement (the Agreement"") dated as of July 24, 201 7 by and between Syntax ETF Trust (the "Trust") and Foreside Fund Services , LLC (" Foreside") is entered into as of January 6, 2020 (the Effective Date).

WHEREAS , the Trust and Foreside ("·Parties'") des ire to amend Exhibit A of the Agreement to reflect the addition of one ETF ; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows :

I ..   Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of the Syntax Stratified SmallCap ETF

2.	Except as expressly amended hereby, all of the provisions of the Agreements hall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with , the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SYNTAX ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Rory Riggs	By:	/s/ Mark Fairbanks
	Rory Riggs, CEO		Mark A. Fairbanks, Vice President

Information Classification: General

EXHIBIT A

Funds:

SYNTAX ETFTRUST

Syntax Stratified Core ETF

Syntax Stratified LargeCap ETF

Syntax Stratified MidCap ETF

Syntax Stratified Financials ETF

Syntax Stratified Energy ETF

Syntax Stratified Industrials ETF

Syntax Stratified Information Tools ETF

Syntax Stratified Information ETF

Syntax Stratified Consumer ETF

Syntax Stratified Food ETF

Syntax Stratified Healthcare ETF

Syntax Stratified SmallCap ETF

Information Classification: General